CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-278120 on Form S-3 and Registration Statement Nos. 333-255182, 333-265000, 333-271164, and 333-278121 on Form S-8 of our reports dated February 25, 2026, relating to the financial statements of Immunocore Holdings plc and the effectiveness of Immunocore Holding plc's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte LLP
Cambridge, United Kingdom
February 25, 2026